EXXON MOBIL CORPORATION				EXHIBIT 99.2

To assist investors in assessing 2Q19 results, the following disclosures have been made available in this 8-K filing:
- Identified items of $0.12 per share assuming dilution, as noted in the first paragraph on page 1 of the news release
- A reconciliation of cash flow from operations and asset sales excluding working capital on page 1 of this exhibit and on page 7 and attachment V of the news release

2Q19 INVESTOR RELATIONS DATA SUMMARY (PAGE 1 of 4)

Earnings, $M	2Q19	1Q19	4Q18	3Q18	2Q18
Upstream
United States	335	96	265	606	439
Non-U.S.	2,926	2,780	3,048	3,623	2,601
Total	3,261	2,876	3,313	4,229	3,040
Downstream
United States	310	(161)	987	961	695
Non-U.S.	141	(95)	1,717	681	29
Total	451	(256)	2,704	1,642	724
Chemical
United States	(6)	161	282	404	453
Non-U.S.	194	357	455	309	437
Total	188	518	737	713	890

Corporate and financing	(770)	(788)	(754)	(344)	(704)
Net income attributable to ExxonMobil (U.S. GAAP)	3,130	2,350	6,000	6,240	3,950

Earnings per common share (U.S. GAAP)	0.73	0.55	1.41	1.46	0.92
Earnings per common share
- assuming dilution (U.S. GAAP)	0.73	0.55	1.41	1.46	0.92

Exploration expenses, including dry holes	333	280	555	292	332

Capital and Exploration Expenditures, $M
Upstream
United States	3,255	2,548	2,630	2,040	1,752
Non-U.S.	2,987	2,813	3,620	3,290	3,103
Total	6,242	5,361	6,250	5,330	4,855
Downstream
United States	624	414	325	297	346
Non-U.S.	489	415	541	422	884
Total	1,113	829	866	719	1,230
Chemical
United States	553	552	579	411	414
Non-U.S.	165	144	132	115	119
Total	718	696	711	526	533
Other	6	4	16	11	9

Total Capital and Exploration Expenditures	8,079	6,890	7,843	6,586	6,627

Effective Income Tax Rate, %	34%	53%	32%	34%	44%

Common Shares Outstanding, millions
At quarter end	4,231	4,231	4,237	4,234	4,234
Average - assuming dilution	4,271	4,270	4,270	4,271	4,271

Total Cash and Cash Equivalents, $B	4.2	4.6	3.0	5.7	3.4

Total Debt, $B	45.2	40.8	37.8	40.0	41.2

Cash Flow from Operations and Asset Sales, $B
Net cash provided by operating activities	6.0	8.3	8.6	11.1	7.8
Proceeds associated with asset sales	-	0.1	0.9	1.5	0.3
Cash flow from operations and asset sales	6.0	8.4	9.5	12.6	8.1
Changes in working capital	(1.2)	2.2	(1.3)	1.0	1.3
Cash flow from operations and asset sales	7.2	6.2	10.8	11.6	9.4
excluding working capital

EXXON MOBIL CORPORATION

2Q19 INVESTOR RELATIONS DATA SUMMARY (PAGE 2 of 4)

Net production of crude oil, natural gas	2Q19	1Q19	4Q18	3Q18	2Q18
liquids, bitumen and synthetic oil, kbd
United States	662	600	583	555	543
Canada / Other Americas	469	454	474	454	391
Europe	103	121	122	127	136
Africa	383	369	376	387	410
Asia	727	746	745	706	686
Australia / Oceania	45	37	48	57	46
Total liquids production	2,389	2,327	2,348	2,286	2,212

Natural gas production available for sale, mcfd
United States	2,803	2,712	2,581	2,549	2,591
Canada / Other Americas	249	238	247	224	226
Europe	1,215	2,113	1,943	1,004	1,136
Africa	5	7	16	16	9
Asia	3,461	3,655	3,804	3,685	3,393
Australia / Oceania	1,387	1,199	1,383	1,523	1,258
Total natural gas production available for sale	9,120	9,924	9,974	9,001	8,613

Total worldwide liquids and gas production, koebd	3,909	3,981	4,010	3,786	3,647

Refinery throughput, kbd
United States	1,430	1,373	1,661	1,644	1,529
Canada	344	383	408	388	364
Europe	1,314	1,325	1,366	1,446	1,384
Asia Pacific	683	609	670	720	714
Other Non-U.S.	159	196	193	194	114
Total refinery throughput	3,930	3,886	4,298	4,392	4,105

Petroleum product sales, kbd
United States	2,264	2,210	2,230	2,267	2,215
Canada	482	484	516	527	514
Europe	1,443	1,510	1,474	1,582	1,595
Asia Pacific	775	749	825	824	814
Other Non-U.S.	444	462	450	416	364
Total petroleum product sales	5,408	5,415	5,495	5,616	5,502

Gasolines, naphthas	2,198	2,149	2,183	2,255	2,216
Heating oils, kerosene, diesel	1,820	1,914	1,915	1,837	1,781
Aviation fuels	391	386	376	430	405
Heavy fuels	308	299	387	411	432
Specialty products	691	667	634	683	668
Total petroleum product sales	5,408	5,415	5,495	5,616	5,502

Chemical prime product sales, kt
United States	2,295	2,322	2,577	2,445	2,411
Non-U.S.	4,404	4,450	4,095	4,232	4,441
Total chemical prime product sales	6,699	6,772	6,672	6,677	6,852

EXXON MOBIL CORPORATION

2Q19 INVESTOR RELATIONS DATA SUMMARY (PAGE 3 of 4)

Earnings Factor Analysis, $M	2Q19 vs. 2Q18	2Q19 vs. 1Q19
Upstream
Prior Period	3,040	2,876
Realization	-730	-10
Volume / Mix	720	70
Other	230	330
Current Period	3,261	3,261
Downstream
Prior Period	724	-256
Margin	-240	1,120
Volume / Mix	-60	-280
Downtime / Maintenance (Volume / Mix)	-140	-250
Yield / Sales Mix - Portfolio / Projects (Volume / Mix)	120	30
Yield / Sales Mix - Other (Volume / Mix)	-40	-70
Other	-	10
Other	30	-130
Downtime / Maintenance (Other)	-	60
Yield / Sales Mix - Portfolio / Projects (Other)	-50	-10
Yield / Sales Mix - Other (Other)	-110	-70
Other	190	-110
Current Period	451	451
Chemical
Prior Period	890	518
Margin	-440	-180
Volume / Mix	10	-
Downtime / Maintenance (Volume / Mix)	-	-
Other	10	-
Other	-270	-150
Downtime / Maintenance (Other)	-120	-120
Project-Related Expenses	-30	-40
Other	-120	10
Current Period	188	188

Upstream Volume Factor Analysis, koebd
Prior Period	3,647	3,981
Downtime / Maintenance	44	-101
Growth / Decline	174	120
Entitlements / Divestments	11	7
Demand / Other	33	-98
Current Period	3,909	3,909

Sources and Uses of Funds, $B	2Q19
Beginning Cash	4.6
Earnings	3.1
Depreciation	4.6
Working Capital / Other	-1.7
Proceeds Associated with Asset Sales	-
PP&E Adds / Investments and Advances[1]	-6.9
Shareholder Distributions	-3.7
Debt / Other Financing	4.2
Ending Cash	4.2

1PP&E Adds / Investments and Advances includes PP&E adds of ($6.2B) and net advances of ($0.7B)

EXXON MOBIL CORPORATION

2Q19 INVESTOR RELATIONS DATA SUMMARY (PAGE 4 of 4)

Average Realization Data	2Q19	1Q19	4Q18	3Q18	2Q18
United States
ExxonMobil
Crude ($/b)	57.95	53.30	54.50	64.06	64.87
Natural Gas ($/kcf)	2.22	2.93	3.64	2.75	2.57

Benchmarks
WTI ($/b)	59.80	54.87	59.09	69.71	68.00
ANS-WC ($/b)	68.18	64.40	68.65	75.37	73.89
Henry Hub ($/mbtu)	2.64	3.15	3.65	2.91	2.80

Non-U.S.
ExxonMobil
Crude ($/b)	62.47	57.12	53.74	66.64	66.35
Natural Gas ($/kcf)	5.84	7.18	8.18	7.36	6.88
European NG ($/kcf)	5.10	6.85	7.46	6.73	6.93

Benchmarks
Brent ($/b)	68.83	63.20	67.76	75.27	74.35

The above numbers reflect ExxonMobil’s current estimate of volumes and realizations given data available as of the end of the second quarter of 2019. Volumes and realizations may be adjusted when full statements on joint venture operations are received from outside operators.  ExxonMobil management assumes no duty to update these estimates.